EXHIBIT 11

                   RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                 (Thousands of dollars except per share amounts)

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                                                          Three Months Ended              Six Months Ended
                                                               March 31,                      March 31,
                                                    ----------------------------     ----------------------------
                                                        1997            1996             1997            1996
                                                    -------------  -------------     -------------  -------------
Primary earnings

     Net earnings                                    $       821    $       466       $       466    $        98
     Imputed deemed dividend on Series C Preferred          (280)             -              (280)            -
                                                    -------------  -------------     -------------  -------------
     Net earning available to common shareholders    $       541    $       466       $       186    $        98
                                                    -------------  -------------     -------------  -------------
                                                    -------------  -------------     -------------  -------------

Shares
     Weighted average number of
     common shares outstanding                        13,879,000     10,341,000        13,825,000      9,774,000
                                                    -------------  -------------     -------------  -------------
                                                    -------------  -------------     -------------  -------------

Primary earnings per common share                    $      0.04           0.05       $      0.01           0.01
                                                    -------------  -------------     -------------  -------------
                                                    -------------  -------------     -------------  -------------

Fully diluted earnings
     Net earnings                                    $       821    $       466       $       466    $        98
     Imputed deemed dividend on Series C Preferred          (280)            -               (280)           -
                                                    -------------  -------------     -------------  -------------
     Net earning available to common shareholders    $       541    $       466       $       186    $        98
                                                    -------------  -------------     -------------  -------------
                                                    -------------  -------------     -------------  -------------

Shares
     Weighted average number of
     common shares outstanding                        13,879,000     10,341,000        13,825,000      9,774,000

Assuming exercise or conversion
  of warrants and options                                102,000             -            102,000             -

Assuming conversion of convertible
  preferred stock                                        866,000             -            429,000            -

Weighted average number of common
  shares outstanding as adjusted                      14,847,000     10,341,000        14,356,000      9,774,000
                                                    -------------  -------------     -------------  -------------
                                                    -------------  -------------     -------------  -------------


Fully diluted earnings per common share              $      0.04           0.05      $       0.01           0.01
                                                    -------------  -------------     -------------  -------------
                                                    -------------  -------------     -------------  -------------

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